Exhibit 99.1

News Release

For Further Information Call:
Dr. Chris L. Koliopoulos
President and CEO
Voice: 860-347-8506
inquire@zygo.com

ZYGO REPORTS Q1 FISCAL 2011 REVENUES INCREASE 46% OVER LAST YEAR
NET EARNINGS OF $0.16 PER SHARE

MIDDLEFIELD, CT, November 4, 2010 – Zygo Corporation (NASDAQ: ZIGO) today announced its financial results for the first quarter of fiscal 2011, ended September 30, 2010. First quarter fiscal 2011 net revenues of $31.1 million increased 46% from $21.3 million during the same period in the prior year reflecting improved business conditions in the overall economy for our products. The Company recorded net earnings from continuing operations attributable to Zygo for the first quarter of fiscal 2011 of $2.6 million, or $0.15 per diluted share, as compared with a loss from continuing operations attributable to Zygo of $4.0 million, or a $0.23 loss per diluted share, in the first quarter of fiscal 2010, an improvement of $0.38 per diluted share year over year. Net earnings for the first quarter of fiscal 2011 was $2.7 million, or $0.16 per diluted share, as compared with a $5.8 million net loss, or a $0.34 net loss per diluted share, in the first quarter of fiscal 2010.

Commenting on the first quarter results, Dr. Chris Koliopoulos, President and Chief Executive Officer of Zygo Corporation, said, “The revenue growth, combined with stabilizing our operating expense levels, provided the impetus for our earnings growth year over year. With the cost reductions of the previous year in place, Zygo continues to demonstrate stronger gross margins; at 45.6%, the highest quarterly gross margin in over nine years. During the quarter, we were pleased to restore employee compensation from reductions that had been in effect since January 2009. Through the sacrifices our employees made to preserve the Company’s strengths during the downturn, we believe we have weathered the storm and are stronger for it. At this point, we have increased our cash and short-term marketable securities to nearly $50.0 million and our balance sheet remains strong.”

Bookings of $34.0 million for the first quarter of fiscal 2011 increased 15% from the prior quarter, aided by significant orders in both of our operating divisions. Bookings for the Metrology Solutions Division accounted for 68% of the bookings received, with the Optical Systems Division contributing the remaining 32%. Backlog rose to $47.8 million at September 30, 2010.

Booking highlights include:

•	A multi-million dollar continuation contract for Advanced Helmet Mounted Displays.
•	Multi-million dollar metrology bookings for large aperture laser interferometer systems from leading Chinese optical research and manufacturing organizations.
•	Increased semiconductor lithography stage metrology bookings.

Dr. Koliopoulos commented, “The positive trend in bookings from quarter to quarter continues to show strength in our core markets. Our bookings are also up 50% over the prior year quarter. The bookings for large aperture laser interferometer systems demonstrates that our China presence is building on successes and positioning the Company for further growth from this region. All in all, a good start to the fiscal year. Zygo is a stronger company today, building on its core base and continuing to improve on its execution.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services serving customers in the semiconductor capital equipment, biomedical, scientific and industrial markets.

Note: Zygo’s teleconference to discuss the results of the first quarter of fiscal 2011 will be held at 5 PM Eastern Time on November 4, 2010 and can be accessed by dialing 800-753-0594. This call is web cast live on Zygo’s web site at www.zygo.com. The call may also be accessed for 30 days following the teleconference.

Forward-Looking Statements
All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations, and the business strategy, plans, anticipated revenues, bookings, market acceptance, growth rates, market opportunities, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plans,” “strategy,” “project,” and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward- looking statements are fluctuations in capital spending of our customers; fluctuations in revenues to our major customer; manufacturing and supplier risks; risks of booking cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; risks related to the reorganization of our business; dependence on proprietary technology and key personnel; length of the revenues cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the acquisition of Zemetrics and of the assets of ASML’s Richmond California facility, if consummated, and integration of the business and employees; and the risk related to the Company’s recent and announced changes to senior management. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Further information on potential factors that could affect Zygo Corporation’s business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2010, filed with the Securities and Exchange Commission on September 13, 2010.

Zygo Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Thousands, except per share amounts)

	Three Months Ended September 30,

	2010	2009

Revenues	$31,119	$21,325
Cost of goods sold	16,916	14,151

Gross margin	14,203	7,174

Selling, general, and administrative expenses	7,211	6,776
Research, development, and engineering expenses	3,365	3,647

Operating expenses	10,576	10,423

Operating profit (loss)	3,627	(3,249)

Other income
Interest income	3	51
Miscellaneous income	178	60

Total other income	181	111

Earnings (loss) from continuing operations before income tax, including noncontrolling interest	3,808	(3,138)
Income tax expense	(643)	(682)

Net earnings (loss) from continuing operations	3,165	(3,820)
Gain (loss) from discontinued operations, net of tax	91	(1,835)

Net earnings (loss) including noncontrolling interest	3,256	(5,655)
Less: Net earnings attributable to noncontrolling interest	528	132

Net earnings (loss) attributable to Zygo Corporation	$2,728	$(5,787)

Basic - Earnings (loss) per share attributable to Zygo Corporation
Continuing operations	$0.15	$(0.23)
Discontinued operations	0.01	(0.11)

Net earnings (loss) per share	$0.16	$(0.34)

Diluted - Earnings (loss) per share attributable to Zygo Corporation
Continuing operations	$0.15	$(0.23)
Discontinued operations	0.01	(0.11)

Net earnings (loss) per share	$0.16	$(0.34)

Weighted average shares outstanding
Basic shares	17,512	16,943

Diluted shares	17,772	16,943

Net earnings (loss) from continuing operations attributable to Zygo Corporation	$2,637	$(3,952)

Zygo Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(Thousands)
	September 30, 2010	June 30, 2010

Assets
Current assets:
Cash and cash equivalents	$48,725	$46,536
Marketable securities	999	1,000
Receivables, net	23,357	19,948
Inventories	25,062	25,220
Prepaid expenses and other	1,656	1,643
Income tax receivable	—	1,050
Current assets of discontinued operations	17	17

Total current assets	99,816	95,414

Marketable securities	1,018	922
Property, plant, and equipment, net	22,173	23,029
Intangible assets, net	5,334	5,387
Other assets	415	413

Total assets	$128,756	$125,165

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,829	$8,426
Accrued expenses	13,841	14,064
Income tax payable	313	152
Current liabilities of discontinued operations	223	287

Total current liabilities	22,206	22,929

Other long-term liabilities	1,369	1,359
Non-current liabilities of discontinued operations	198	281

Commitments and contingencies	—	—

Total stockholders’ equity - Zygo Corporation	102,881	98,403
Noncontrolling interest	2,102	2,193

Total stockholders’ equity	104,983	100,596

Total liabilities and stockholders’ equity	$128,756	$125,165